UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

HERZFELD CARIBBEAN BASIN FUND, INC.
(Exact name of registrant as specified in its charter

Maryland	811-06445	65-0396889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Washington Avenue, Suite 504 Miami Beach, FL		33139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code, 305-271-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Attached as an exhibit to this Form 8-K is a press release from The Herzfeld Caribbean Basin Fund’s (the “Fund”) investment adviser, Thomas J. Herzfeld Advisors, Inc. (the “Adviser”).  While the attached press release announces certain personnel changes being made at the Adviser, there are no changes to the officers or to the portfolio managers of the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HERZFELD CARIBBEAN BASIN FUND, INC.

Date: July 1, 2015	By:	/s/ Reanna J. M. Lee
Reanna J. M. Lee
Chief Compliance Officer, Secretary and Treasurer